SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) June 8, 2007

THE BEARD COMPANY

(Exact name of registrant as specified in its charter)

Oklahoma	001-12396	73-0970298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Enterprise Plaza

5600 N. May Avenue

Suite 320

Oklahoma City, Oklahoma                               73112

(Address of principal executive offices)           (Zip Code)

(405) 842-2333

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Information to be Included in the Report:

Item 1.01  Entry into a Material Definitive Agreement.

Item 2.03  Creation of a Direct Financial Obligation of a Registrant.

On June 8, 2007 we consummated a $1,500,000 loan from First Fidelity Bank, N.A. of Oklahoma City, Oklahoma (the “Bank”). The loan, which contains the normal covenants for an oil and gas loan, bears interest at the Wall Street Journal Prime Rate plus 1.5% and matures on December 31, 2008. The reducing revolving credit facility has an initial borrowing base of $1,500,000 that reduces at the rate of $50,000 per month beginning July 31, 2007. Terms of the note (the “2007 Note”) also provide for monthly payments of accrued interest on the outstanding principal balance beginning July 31, 2007. The purpose of the loan is to provide working capital funds, much of which will be used to pay for our share of a $100,000,000 expansion of production capacity of the McElmo Dome Unit in southwest Colorado. Immediately following the closing of the loan, we paid off $799,000 of ofshort-term debt and current maturities of our long-term debt. We also paid a commitment fee of $15,000 to the Bank.

In connection with the loan, prior liens in the amount of (i) $2,783,000 plus accrued interest held by the Trustees of the William M. Beard and Lu Beard 1988 Charitable Unitrust (the “Unitrust”) and (ii) $390,000 plus accrued interest held by Boatright Family L.L.C. (“Boatright”) were subordinated to the 2007 Note and to new Deeds of Trust covering our interest in the McElmo Dome Unit. Both the Unitrust, which beneficially owns 18.47% of our common stock, and Boatright, which beneficially owns 8.27% of our common stock, are related parties of the Company by virtue of their stock ownership. Boatright was paid a $30,000 fee for subordinating its note. The Unitrust did not require a fee for subordinating its note.

Item 8.01  Other Events.

Effective June 5, 2007, a distribution of 23,765 shares of common stock was made to Herb Mee, Jr. from the Company’s 2003-2 Deferred Stock Compensation Plan. As a result, the number of outstanding shares of our common stock increased to 5,615,345. This distribution did not trigger an 8-K reporting requirement, but is being reported for information purposes only.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this Form 8-K and are identified by the numbers indicated:

Exhibit No.	Description

99.1	Business Loan Agreement dated June 8, 2007 by and between Registrant and First Fidelity Bank, N.A. (“FFB”).

99.2	Promissory Note dated June 8, 2007 by and between Registrant and FFB.

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99.3

Form of Deed of Trust, Assignment of Production, Security Agreement and Financing Statement by and between Registrant and the Public Trustees of ________ County, Colorado, for the benefit of FFB, dated as of June 8, 2007.

99.4	Subordination Agreement and Release dated as of June 8, 2007 by and among the Unitrust, McElmo Dome Nominee LLC, Boatright and Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BEARD COMPANY

/s/ Herb Mee, Jr.
Herb Mee, Jr., President

June 12, 2007

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